Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$19,126,615
Unrealized Gain (Loss) on Market Value of Futures	4,487,663
Dividend Income	9,536
Interest Income	15,673
ETF Transaction Fees	3,500
Total Income (Loss)	$23,642,987

Expenses
General Partner Management Fees	$42,070
Professional Fees	15,837
Brokerage Commissions	15,945
Non-interested Directors' Fees and Expenses	417
Prepaid Insurance Expense	285
NYMEX License Fee	1,053
Total Expenses	75,607
Expense Waiver	(23,018)
Net Expenses	$52,589
Net Income (Loss)	$23,590,398

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/20	$64,786,437
Additions (1,700,000 Shares)	24,940,589
Withdrawals (800,000 Shares)	(10,050,635)
Net Income (Loss)	23,590,398

Net Asset Value End of Month	$103,266,789
Net Asset Value Per Share (6,050,000 Shares)	$17.07

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596